UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2013

SIBLING GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-28311	76-027334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1355 Peachtree Street, Suite 1150, Atlanta, GA 30309
(Address of principal executive offices)

(404) 551-5274
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2013, the board of directors (the “Board”) of Sibling Group Holdings, Inc. (the “Company”), accepted the resignation of Amy Austin as a Board member. She was a founder of Newco4education, LLC which was acquired by Sibling in 2010, and served for 3 years. A new position at her employer prevents her from holding a Board seat on an external company. Also, the Board accepted the resignation of Neal Sessions, from all positions previously held on the Board and in his management roles. Mr. Sessions cited a need to focus on his family business interests in his resignation. He remains available to assist the Company on a part time, consulting basis. There were no conflicts or issues between either party and the Company. We thank both for their time and consideration.

On October 8th the Board extended an offer to Ms. Amy Lance, age 46, to join the Board and as Chairman of the Board. Ms. Lance has extensive business experience, and is a leading figure in the not-for-profit community in the Southeastern, US. Ms. Lance graduated from The University of Georgia with a BA in Business Management in 1988.

Also approved by the Board was the appointment of Mr. Mack Leath, age 56, to the Board of Directors, and as Secretary of the Company. As well Mr. Leath will become the President of the Corporation. He is an experienced business executive, with an emphasis on sales and marketing as well as start-up oriented financing transactions. He will be responsible for all aspects of the day to day operations of the Company. Mr. Leath graduated from North Carolina State University with a B.S. in Business Administration; 1986.

Mr. Leath's compensation consists of annual base salary of $60,000 per year, a potential performance bonus of equal to his base salary, and stock options, as determined by the Board of Directors based on performance.  Mr. Leath will also receive a stock grant as described below.

A copy of the press release regarding these appointments is attached as an exhibit to this filing.

Director Equity Compensation

In conjunction with the appointment of Ms. Lance and Mr. Leath to the Board, it also approved the issuance of shares of common stock to each, as part of its Director compensation plan. Under this plan, any Director who joins the Board shall receive (1) 200,000 shares of restricted stock on joining, and (2) 150,000 shares of common stock in lieu of cash directors fees to each member of the Board of Directors for services as a member of the Board of Directors for the 12 months following the acceptance of the Board position. All shares approved for issuance by the Board of Directors on December 28, 2012 are subject to a “reverse vesting” provision, such that 50% of the shares awarded to a Director are automatically cancelled if that Director does not complete 12 months of service, unless the termination results from a merger or change of control of the Company.

Director	Initial Grant (shares)	Grant for 2013 Services (shares)
Amy Lance	200,000	150,000
Mack Leath	200,000	150,000
Total	400,000	300,000

Item 8.01

Other Events.

On October 10, 2013, the Company announced that it intends to acquire the assets and operations of Blendedschools.net, a non-for-profit provider of online curriculum, professional development and consulting services to school districts. The agreement is currently being documented, and is subject to final approval of both Boards and all applicable governmental approvals.

A copy of the press release regarding this transaction is attached as an exhibit to this filing.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated October 10, 2013
99.2	Press release dated October 14, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sibling Group Holdings, Inc.

Signature		Date

By:	/s/ Ms. Amy Lance	October 30, 2013
Name:	Amy Lance
Title:	Chairman of the Board

Signature		Date

By:	/s/ Mr. Mack Leath	October 30, 2013
Name:	Mack Leath
Title:	President and Secretary